Exhibit 10.7

FENDER MUSICAL INSTRUMENTS CORPORATION

2001 EQUITY COMPENSATION PLAN

ARTICLE ONE

GENERAL PROVISIONS

I.	PURPOSE OF THE PLAN

This 2001 Equity Compensation Plan (the “Plan”) is hereby established effective as of December 28, 2001, by Fender Musical Instruments Corporation a Delaware corporation (the “Company”). The Plan is intended to promote the overall financial objectives of the Company by motivating eligible persons in the Company’s employ or service to achieve long-term growth in stockholder equity in the Company by providing them the opportunity to acquire a proprietary interest, or increase their proprietary interest, in the Company.

II.	DEFINITIONS

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

III.	STRUCTURE OF THE PLAN

Awards under the Plan may consist of grants of (i) Incentive Options as described in Article Two, (ii) Nonqualified Options as described in Article Two, (iii) Restricted Shares as described in Article Three, Section I, (iv) Performance Shares as described in Article Three, Section II, (v) SARs as described in Article Three, Section III, (vi) Dividend Equivalent Rights as described in Article Three, Section IV and (vii) Cash Awards as described in Article Three, Section V (all of the foregoing grants hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Plan Administrator deems appropriate and as are specified in writing by the Plan Administrator to the individual in a Stock Option Agreement or other Grant Instrument or any amendment thereto. The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform among the grant recipients.

IV.	ADMINISTRATION OF THE PLAN

A. The Plan shall be administered by the Committee; provided, that with respect to any proposed Grants hereunder that would include members of the Committee as Participants in such Grants, the powers of the Committee shall be exercised by the Board. The Committee shall be comprised of two or more members appointed by the Board, each of whom shall be a “Non-Employee Director,” as that term is defined in Rule 16b-3(b)(3) of the 1934 Act. A majority of the Committee shall constitute a quorum at any meeting thereof (including telephone conference), and the acts of a majority of the members present, or acts unanimously approved in writing by the entire Committee without a meeting, shall be the acts of the Committee. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and, if possible, the affected member. Any member of the Committee may resign upon notice to the chief executive officer of the Company or to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

B. The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding Grants thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any Grant thereunder. Without limiting the foregoing, the Plan Administrator shall have full and final authority in its discretion to:

1. approve any transaction involving a Grant pursuant to the Plan as necessary to exempt such transaction from Section 16(b) of the 1934 Act in accordance with Rule 16b-3 thereof;

2. provide for the acceleration of the right to exercise an Option (or portion thereof);

3. prescribe additional terms, conditions and restrictions in any Grant Instrument and to provide for the forms of Grant Instrument to be utilized in connection with this Plan;

4. determine whether a Participant has suffered a Disability;

5. determine whether and for what reason a Participant has incurred a termination of Service;

6. treat all or any portion of any period during which a Participant is on an approved leave of absence as a period of employment for purposes of accrual of his rights under a Grant;

7. determine whether the Company or any other person has a right or obligation to purchase Shares from a Participant and, if so, the terms and conditions on which such Shares are to be purchased;

8. to determine the restrictions or limitations on the Transfer of Shares;

9. determine whether a Grant is to be adjusted, modified or purchased, or is to become fully exercisable, under the Plan or the terms of a Grant Instrument;

10. adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan;

11. appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties;

12. correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Grant Instrument, in such manner and to the extent the Committee shall determine in order to carry out the purposes of the Plan; and

13. construe and interpret this Plan and any Grant Instrument and make all other determinations and take all other actions deemed necessary or advisable for the administration of this Plan.

V.	ELIGIBILITY

A. The persons eligible to be Participants in the Plan are as follows:

1. Employees,

2. non-employee members of the Board or the non-employee members of the board of directors of any Subsidiary, and

3. consultants and other independent advisors who provide services to the Company (or any Subsidiary) and such services are not in connection with the offer or sale or securities in a capital-raising transaction.

B. The Plan Administrator shall have full authority to determine with respect to all Grants, which eligible persons are to receive such Grants, the time or times when those Grants are to be made, the number of Shares to be covered by each such Grant, the status of any Option as either an Incentive Option or a Nonqualified Option, the time or times when any Option is to become exercisable, the vesting schedule (if any) applicable to any Shares, the maximum term for which any Option is to remain outstanding, and the consideration, if any, to be paid by a Participant for such Shares.

VI.	STOCK SUBJECT TO THE PLAN

A. The Shares issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustments as provided in paragraphs B and C below, the maximum number of Shares which may be issued over the term of the Plan shall not exceed 33,836 Shares, less the sum of (i) the number of Shares which shall have been issued, and (ii) the number of options on Shares which may be outstanding from time to time, pursuant to the 1997 Plan.

B. If and to the extent that Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any Restricted Shares or Performance Shares or Dividend Equivalent Rights are forfeited, the Shares subject to such Grants shall again be available for issuance through one or more subsequent Grants under the Plan.

C. Effect of Certain Changes.

1. Anti-Dilution. If there is any change in the outstanding shares of Common Stock by reason of the declaration of stock dividends, or recapitalization resulting in stock splits, or combinations or exchanges of such shares, or recapitalizations, mergers, consolidations, reorganizations, rights offerings, share offerings, exchanges or similar events, the number of Shares subject to the Plan, the number of such Shares which are Restricted Shares, Performance Shares, or Shares covered by outstanding Options, SARs, and Dividend Equivalent Rights, and the Exercise Price for an Option shall be proportionately adjusted by the Plan Administrator to reflect such changes. Appropriate adjustments may also be made by the Plan Administrator in terms of any Grant on an equitable basis to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional Shares resulting from such adjustment shall be eliminated.

2. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company (other than as a result of an event described in Paragraph C.3. below) or in the event of any corporate separation or division, including without limitation, a split-up, a split-off or a spin-off, the Board may, in its discretion, make any or all Options exercisable at the then Exercise Price of each such Option solely for the kind and amount of shares of stock and other securities, property, cash, other consideration or any combination thereof receivable upon such dissolution, liquidation, or corporate separation or division by a holder of the number of Shares for which such Option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division. If the Board so exercises its discretion to permit any or all Options to be exercised, the Plan Administrator shall waive any limitations set forth in or imposed pursuant to the terms and conditions of the Plan or a Stock Option Agreement so that such Options, from and after a date prior to the effective date of such dissolution or liquidation of the Company or a corporate separation or division, as the case may be, as specified by the Plan Administrator, shall be exercisable in full.

3. Merger. If the Company is a party to a merger or consolidation and the Company’s Stockholders immediately prior to such merger or consolidation are not the beneficial owners, directly or indirectly, of securities representing more than 20% of the combined voting power or value of the equity interests of the merged or resulting entity, or if the Company sells or otherwise disposes of substantially all of its assets to another entity while unexercised Options remain outstanding under the Plan and the Company’s stockholders immediately prior to such sale of assets are not the beneficial owners, directly or indirectly, of securities representing more than 20% of the combined voting power or value of the equity interests of the entity which purchased the assets, then, effective with the date of such merger, consolidation or sale, as the case may be, the Board may, in its discretion, (1) permit any holder of an outstanding Option, upon exercise of such Option, to receive, in lieu of Shares, shares of such stock or other securities, property, cash, other consideration or any combination thereof receivable upon such merger, consolidation, or sale as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation, or sale, or (2) provide that any Option otherwise exercisable on the date of any such merger, consolidation, or sale may be purchased by the Company in an amount equal to the excess, if any, of the aggregate Fair Market Value per Share subject to the Option (or portion thereof) over the aggregate Exercise Price of all the Shares subject to the Option (or portion thereof) which the Committee or the Board determines to purchase. Except to the extent that the Board exercises its discretion under the preceding sentence, all outstanding Options shall be canceled as of the effective date of any such merger, consolidation, or sale, provided that not less than 30 days’ written notice of the date so fixed for such cancellation shall be given to each Participant. For purposes of this paragraph, the aggregate Fair Market Value per Share subject to the Option that the Board determines to purchase shall be determined by the Plan Administrator by reference to the cash or Fair Market Value determined by the Plan Administrator of the securities, property or other consideration receivable pursuant to the merger, consolidation or sale described in this paragraph. The Board may also, in its discretion, waive any limitation set forth in or imposed pursuant to the terms and conditions of the Plan or a Stock Option Agreement so that any or all Options, from and after a date prior to the effective date of such merger, consolidation or sale, as the case may be, as specified by the Plan Administrator, shall be exercisable in full. The provisions of this paragraph shall be construed consistently with the terms or conditions of any regulation or ruling respecting the status of Incentive Options and the receipt of cash or other consideration coincident with the cancellation of Incentive Options.

4. Purchase. If while Options remain outstanding under the Plan, any corporation, person or entity (other than the Company, any person controlled (directly or indirectly) by the Company, or any qualified plan maintained by the Company and described in Section 401(a) of the Code) offers (an “Offer”) to purchase shares of the Company’s Common Stock pursuant to which purchases of 80% or more of the Company’s then outstanding shares of Common Stock are made, then from and after the date of the first purchases of Common Stock pursuant to such Offer the Board may, in its discretion, (1) waive any limitations set forth in or imposed pursuant to the terms and conditions of the Plan or a Stock Option Agreement so that any or all Options, from and after the date of such Offer, shall be exercisable in full, or (2) provide that any or all Options outstanding on the date of any such Offer may be purchased by the Company for an amount equal to the excess, if any, of the aggregate Fair Market Value per Share subject to the Options (or portion thereof) over the aggregate Exercise Price of the Option for such Shares subject to the Option (or portion thereof), which the Board determines to purchase In the event of an Offer, the Plan Administrator may provide that all outstanding Options shall terminate as of a date to be fixed by the Plan Administrator, provided, however, that not less than 30 days’ written notice of the date so fixed shall be given to each Participant, who shall have the right, during the period of 30 days preceding such termination, to exercise all Options otherwise exercisable as to all or part of the Shares covered thereby. For purposes solely of this paragraph, the aggregate “Fair Market Value per Share” of the Common Stock subject to the Option that the Board determines to purchase shall be determined by the Plan Administrator by reference to the cash or Fair Market Value, determined by the Plan Administrator, of the securities, property, cash, other consideration or any combination thereof receivable per share pursuant to the Offer. The aggregate Exercise Price of an Option for such Shares shall be determined by multiplying the number of such Shares by the Exercise Price of the Option. An Option may be purchased pursuant to the provisions of this paragraph only if and to the extent neither the Participant nor any affiliate of the Participant has any control respecting the Offer, and such purchase is within the 90-day period commencing with the first purchases pursuant to the Offer. The provisions of this paragraph shall be construed consistently with the terms or conditions of any regulation or ruling respecting the status of Incentive Options and the receipt of cash or other consideration coincident with the cancellation of Incentive Options.

5. Company as Surviving Entity. In case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change in the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Plan Administrator may provide that each Option then exercisable may be exercised solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash, other consideration or any combination thereof receivable upon such reclassification, change, consolidation or merger by the holder of Shares for which such Option might have been exercised.

6. Change in the Common Stock. In the event of a change in the Common Stock of the Company as presently constituted, the shares resulting from any such change shall be deemed to be the Shares within the meaning of the Plan.

7. Assumption of Other Grants. Upon a merger or other transaction as described in Paragraph C.3 above, unless the Plan Administrator determines otherwise, all outstanding Grants that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation.

8. Plan Administrator Discretion. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Plan Administrator, whose determination in that respect shall be final, binding and conclusive.

9. Limit of Rights. Except as expressly provided in this Section, the Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spinoff of assets or stock of another corporation, and any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate, sell or transfer all or part of its business or assets.

ARTICLE TWO

OPTIONS

I.	OPTION TERMS

Each Option shall be evidenced by one or more Grant Instruments in the form approved by the Plan Administrator; provided, however, that each such Grant Instrument shall comply with the terms specified below.

A. Eligibility. Incentive Options may only be granted to Employees. Nonqualified Options may be granted to any Participant.

B. Exercise Price.

1. The purchase price (the “Exercise Price”) of Shares subject to an Option shall be determined by the Plan Administrator and may be equal to, greater than, or less than the Fair Market Value of a Share on the date the Option is granted; provided, however, that (x) the Exercise Price of an Incentive Option shall be equal to, or greater than, the Fair Market Value of a Share on the date the Incentive Option is granted and (y) an Incentive Option may not be granted to an Employee who, on the date of Grant, is a 10% Stockholder, unless the Exercise Price per Share is not less than 110% of the Fair Market Value of a Share on the date of Grant.

2. The Exercise Price shall become immediately due upon exercise of the Option and shall, subject to the provisions of Section I of Article Four and the Grant Instrument, be payable in cash or check made payable to the Company. Should the Common Stock be registered under Section 12 of the 1934 Act at the time the Option is exercised, then the Exercise Price may also be paid as follows:

(i) in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(ii) to the extent the Option is exercised for vested Shares, through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide irrevocable instructions (A) to a Company-designated brokerage firm to effect the immediate sale of the purchased Shares in the open market and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased Shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (B) to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the Exercise Price for the purchased Shares must be made on the Exercise Date.

C. Dollar Limitation. The aggregate Fair Market Value of the Shares (determined as of the respective Grant dates) for which one or more Incentive Options granted to any Employee under the Plan (or any other option plan of the Company or any Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such Incentive Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Options shall be applied on the basis of the order in which such Options are granted.

D. Exercise and Term of Options. Each Option shall be exercisable at such time or times, during such period and for such number of Shares as shall be determined by the Plan Administrator and set forth in the Grant Instrument. However, (i) no Option shall have a term in excess of twenty (20) years measured from the Option Grant date, (ii) no Incentive Option shall have a term in excess of ten (10) years measured from the Option Grant Date, and (iii) if any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the Option term shall not exceed five (5) years measured from the Option Grant date.

E. Effect of Termination of Service.

1. The following provisions shall govern the exercise of any Options held by the Participant at the time of cessation of Service or death:

(i) Should the Participant cease to remain in Service for any reason other than death, Disability or Misconduct, then the Participant shall have a period of three (3) months following the date of such cessation of Service during which to exercise each outstanding Option held by such Participant.

(ii) Should Participant’s Service terminate by reason of Disability, then the Participant shall have a period of twelve (12) months following the date of such cessation of Service during which to exercise each outstanding Option held by such Participant.

(iii) If the Participant dies while holding an outstanding Option, then the personal representative of his or her estate or the person or persons to whom the Option is transferred pursuant to the Participant’s will or the laws of inheritance shall have a twelve (12)-month period following the date of the Participant’s death to exercise such Option.

(iv) Under no circumstances, however, shall any such Option be exercisable after the specified expiration of the Option term.

(v) During the applicable post-Service exercise period, the Option may not be exercised in the aggregate for more than the number of vested Shares for which the Option is exercisable on the date of the Participant’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the Option term, the Option shall terminate and cease to be outstanding for any vested Shares for which the Option has not been exercised. However, the Option shall, immediately upon the Participant’s cessation of Service, terminate and cease to be outstanding with respect to any and all Shares for which the Option is not otherwise at the time exercisable or in which the Participant is not otherwise at that time vested.

(vi) Should the Participant’s Service be terminated for Misconduct or should Participant otherwise engage in Misconduct while holding one or more Options under the Plan, then all those Options shall terminate immediately and cease to remain outstanding.

2. The Plan Administrator shall have the discretion, exercisable either at the time an Option is granted or at any time while the Option remains outstanding, to:

(i) extend the period of time for which the Option is to remain exercisable following Participant’s cessation of Service or death from the limited period otherwise in effect for that Option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the Option term, and/or

(ii) permit the Option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested Shares for which such Option is exercisable at the time of the Participant’s cessation of Service but also with respect to one or more additional installments in which the Participant would have vested under the Option had the Participant continued in Service.

F. Stockholder Rights. The holder of an Option shall have no stockholder rights with respect to the Shares subject to the Option until such person shall have exercised the Option, paid the Exercise Price and become the record holder of the purchased Shares.

G. Unvested Shares. The Plan Administrator shall have the discretion to grant Options which are exercisable for unvested Shares. Should the Participant cease Service while holding such unvested Shares, the Company shall have the right to repurchase, at the Exercise Price paid per Share, any or all of those unvested Shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Plan Administrator and set forth in the Grant Instrument. The Plan Administrator may not impose a vesting schedule upon any Option Grant or the Shares subject to that Option which is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one (1) year after the Grant date. However, such limitation shall not be applicable to any Option Grants made to individuals who are officers of the Company, non-employee Board members or independent consultants.

H. First Refusal Rights. Until such time as the Common Stock is first registered under Section 12 of the 1934 Act, the Company (or its assigns) shall have the right of first refusal with respect to any proposed disposition by the Participant (or any successor in interest) of any shares of Common Stock issued under the Plan. Such right of first refusal shall be exercisable in accordance with the terms established by the Plan Administrator and set forth in the document evidencing such right.

I. Limited Transferability of Options. During the lifetime of the Participant, an Incentive Option shall be exercisable only by the Participant and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Participant’s death.

II.	CANCELLATION AND REGRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Option holders, the cancellation of any or all outstanding Options under the Plan and to grant in substitution therefor new Options covering the same or different number of Shares but with an Exercise Price per share based on the Fair Market Value per share of Common Stock on the new Option Grant date.

ARTICLE THREE

OTHER EQUITY INCENTIVE GRANTS

I.	RESTRICTED SHARES

The Plan Administrator may issue or transfer Shares to a Participant under a Grant of Restricted Shares, upon such terms as the Plan Administrator deems appropriate. Each such issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. The following provisions are applicable to Restricted Shares:

A. General Requirements. Shares issued or transferred pursuant to Restricted Share Grants may be issued or transferred for consideration or for no consideration, as determined by the Plan Administrator. The Plan Administrator may establish conditions under which restrictions on Restricted Shares shall lapse over a period of time or according to such other criteria as the Plan Administrator deems appropriate. The period of time during which the Restricted Shares will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

B. Number of Shares. The Plan Administrator shall determine the number of Restricted Shares to be issued or transferred and the restrictions applicable to such Grant. However, the Plan Administrator may not impose a vesting schedule upon any Restricted Shares which is more restrictive than twenty percent (20%) per year vesting, with initial vesting to occur not later than one (1) year after the issuance date. Such limitation shall not apply to any Common Stock issuances made to the officers of the Company, non-employee Board members or independent consultants.

C. Requirement of Employment. If the Participant has a termination of Service during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Share Grant shall terminate as to all Shares covered by the Grant as to which the restrictions have not lapsed, and those Shares must be immediately returned to the Company, and the Company shall refund to the Participant the lesser of (x) the consideration, if any, paid by the Participant for such Shares and (y) the Fair Market Value of the Shares as of the date of such termination of Service. The Plan Administrator may, however, provide for complete or partial exceptions to these requirements as it deems appropriate.

D. Restrictions on Transfer and Legend on Certificate. During the Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of (“Transfer”) the Restricted Shares except as permitted under the terms of a Grant Instrument. Each certificate for Restricted Shares shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed from the certificate covering the Restricted Shares subject to restrictions when all restrictions on such Shares have lapsed. The Plan Administrator may determine that the Company will not issue certificates for Restricted Shares until all restrictions on such Shares have lapsed, or that the Company will retain possession of certificates for Restricted Shares until all restrictions on such Shares have lapsed.

E. Right to Vote and to Receive Dividends. Unless the Plan Administrator determines otherwise, during the Restriction Period, the Participant shall have the right to vote Restricted Shares and to receive any dividends or other distributions paid on such Shares, subject to any restrictions deemed appropriate by the Plan Administrator.

F. Lapse of Restrictions. All restrictions imposed on Restricted Shares shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Plan Administrator. The Plan Administrator may determine, as to any or all Grants of Restricted Shares, that the restrictions shall lapse without regard to any Restriction Period.

G. Payment of Purchase Price. Any purchase price determined by the Plan Administrator to be payable for Restricted Shares may be paid in the form of any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

1. cash or check made payable to the Company, or

2. past services rendered to the Company (or any Subsidiary).

H. First Refusal Rights. Until such time as the Common Stock is first registered under Section 12 of the 1934 Act, the Company (or its assigns) shall have the right of first refusal with respect to any proposed disposition by the Participant (or any successor in interest) of any Restricted Shares. Such right of first refusal shall be exercisable in accordance with the terms established by the Plan Administrator and set forth in the Grant Instrument.

II.	PERFORMANCE SHARES

A. General Requirements. The Plan Administrator may grant Performance Shares to a Participant. The value of a Performance Share shall be based on the Fair Market Value of a Share as of the date upon which payment in respect of such Performance Share is to be made or on such other measurement base as the Committee deems appropriate. The Plan Administrator shall determine the number of Performance Shares to be granted and the requirements applicable to such Shares.

B. Performance Period and Performance Goals. When Performance Shares are granted, the Plan Administrator shall establish the performance period during which performance shall be measured (the “Performance Period”), performance goals applicable to the Shares (“Performance Goals”), if any, and such other conditions of the Grant as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its operations, the performance of Shares, individual performance, or such other criteria as the Plan Administrator deems appropriate.

C. Payment with Respect to Performance Shares. At the end of each Performance Period, the Plan Administrator shall determine to what extent the Performance Goals and other conditions of the Performance Shares have been met and the amount, if any, to be paid with respect to the Performance Shares. Payments with respect to Performance Shares shall be made in cash, in Shares, or in a combination of the two, as determined by the Plan Administrator. Any fractional Performance Share shall be paid in cash. Unless otherwise determined by the Plan Administrator, any Performance Shares with respect to which the Plan Administrator determines that the applicable Performance Goals or other conditions have not been met within the Performance Period shall be forfeited.

D. Requirement of Employment. If the Participant has a termination of Service during a Performance Period, or if other conditions established by the Plan Administrator are not met, the Participant’s Performance Shares shall be forfeited. The Plan Administrator may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

E. Restrictions on Transfer. Rights to payments with respect to Performance Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to benefits payable hereunder, shall be void.

F. Limited Rights. Performance Shares are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan. Each Participant’s right in the Performance Shares is limited to the right to receive payment, if any, as may herein be provided. The Performance Shares do not constitute Shares and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The right of any Participant receiving a Grant of Performance Shares to receive payments by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company. Nothing contained in the Plan shall be construed to give any Participant any rights with respect to Shares or any ownership interest in the Company. Except as may be provided in accordance with this Article Three, Section IV, no provision of the Plan shall be interpreted to confer upon any Participant any voting, dividend or derivative or other similar rights with respect to any Performance Share

III.	STOCK APPRECIATION RIGHTS

A. General Requirements. The Committee may grant stock appreciation rights (each an “SAR”) to a Participant separately from or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Option, SARs may be granted only at the time of the grant of the Incentive Option. The Plan Administrator shall establish the base amount of the SAR at the time the SAR is granted. Unless the Plan Administrator determines otherwise, the base amount of each SAR shall be equal to the per Share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a Share as of the date of grant of the SAR.

B. Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of Shares that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Shares covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of Shares.

C. Exercisability. An SAR shall be exercisable during the period specified by the Plan Administrator in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Plan Administrator may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Participant is employed by or performing services for the Company or during the applicable period after termination of Service as described in Article Two, Section I.C. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable. No SAR may be exercised for cash by an executive officer or director of the Company or any of its subsidiaries who is subject to Section 16 of the Exchange Act, except in accordance with Rule 16b-3 under the Exchange Act.

D. Value of SARs. When a Participant exercises an SAR, the Participant shall receive in settlement of such SAR an amount, payable in cash, Shares or a combination thereof equal to the amount by which the Fair Market Value of a Share on the date of exercise of the SAR exceeds the base amount of the SAR as described in Paragraph A above.

E. Form of Payment. The Plan Administrator shall determine whether the appreciation in an SAR shall be paid in the form of cash, Shares, or a combination of the two, in such proportion as the Plan Administrator deems appropriate. For purposes of calculating the number of Shares to be received, Shares shall be valued at their Fair Market Value on the date of exercise of the SAR. If Shares are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional Share.

IV.	DIVIDEND EQUIVALENT RIGHTS

A. General Requirements. The Plan Administrator may grant Dividend Equivalent Rights to Participants. With respect to Dividend Equivalent Rights granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code, such Dividend Equivalent Rights shall be payable regardless of whether such Option is exercised.

B. Certain Terms. Unless otherwise determined by the Plan Administrator, a Dividend Equivalent Right is exercisable or payable only while the Participant is an employee of or providing services to the Company. Payment of the amount determined in accordance with Paragraph A of this Section IV shall be in cash, in Shares or a combination of the two, as determined by the Plan Administrator. The Plan Administrator may impose such other terms and conditions on the Grant of a Dividend Equivalent Right as it deems appropriate in its discretion as reflected by the terms of the Grant Instrument.

C. Dividend Equivalent Right with Other Grants. The Plan Administrator may establish a program under which Dividend Equivalent Rights may be granted in conjunction with other Grants. For example, and without limitation, the Plan Administrator may grant a Dividend Equivalent Right in respect of each Share subject to an Option or with respect to a Performance Share, which right would consist of the right to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

D. Deferral. The Plan Administrator may establish a program under which the payments with respect to Dividend Equivalent Rights may be deferred. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Plan Administrator, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Plan Administrator.

V.	CASH GRANTS

The Plan Administrator may grant Cash Awards to Participants. The cash payment due upon settlement of a Cash Award shall be based on the attainment of performance goals and shall be subject to such other conditions, restrictions and contingencies as the Plan Administrator shall determine and as reflected by the terms of the Grant Instrument.

VI.	QUALIFIED PERFORMANCE-BASED COMPENSATION

A. Designation as Qualified Performance-Based Compensation. The Plan Administrator may determine that Restricted Shares, Performance Shares and Cash Awards granted to an employee shall be considered “qualified performance-based compensation” under Section 162(m) of the Code. The provisions of this Section VI shall apply to Grants of Restricted Shares, Performance Shares and Cash Awards that are intended to be “qualified performance-based compensation” under Section 162(m) of the Code.

B. Performance Goals. When Restricted Shares, Performance Shares or Cash Awards that are intended to be “qualified performance-based compensation” are granted, the Plan Administrator shall establish in writing (i) the objective performance goals that must be met in order for restrictions on the Restricted Shares to lapse or amounts to be paid under the Performance Shares or Cash Awards as applicable, (ii) the term during which the performance goals must be met (the “Performance Period”), (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions, including without limitation provisions relating to death, Disability, or other termination of Service, that the Plan Administrator deems appropriate and consistent with the Plan and Section 162(m) of the Code and the Treasury regulations thereunder. The performance goals may relate to the Participant’s individual performance or the performance of the Company and its Subsidiaries as a whole, or any combination of the foregoing. The Plan Administrator shall use objectively determinable performance goals based on one or more of the following criteria: Share price, earnings per Share, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, share volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

C. Establishment of Goals. The Plan Administrator shall establish the performance goals in accordance with Paragraph B above in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals had been met. The Plan Administrator shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

D. Maximum Payment. The maximum number of Shares which may be granted to a Participant under such Restricted Shares or Performance Shares for any Performance Period shall be as established by the Board in its sole discretion. If Cash Awards, or Performance Shares measured with respect to criteria other than the Fair Market Value of Shares, are granted pursuant to this Section VI, the maximum amount that may be paid to a Participant under such Cash Awards or Performance Shares with respect to a Performance Period is shall be as established by the Board in its sole discretion.

E. Performance Certification. The Plan Administrator shall certify and announce the results for each Performance Period to all Participants immediately following the announcement of the Company’s financial results for the Performance Period. If and to the extent that the Plan Administrator does not certify that the performance goals have been met, the grants of Restricted Shares, Performance Shares, or Cash Awards made pursuant to this Section VI for the Performance Period shall be forfeited.

ARTICLE FOUR

MISCELLANEOUS

I.	FINANCING

The Plan Administrator may permit any Participant to pay the Exercise Price for the Option or the purchase price for Shares issued by delivering a full-recourse, interest bearing promissory note payable in one or more installments and secured by the purchased Shares. The note shall not have term in excess of five (5) years, and interest shall accrue at a rate not less than the minimum rate of interest, compounded semi-annually, necessary to avoid the imputation of compensation income to the Participant under the federal tax laws. In addition, any promissory note delivered by a consultant must be secured by collateral in addition to the purchased Shares. In no event may the maximum credit available to the Participant exceed the sum of (i) the aggregate Exercise Price for the Options or purchase price payable for the purchased Shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Participant in connection with the Option exercise or Share purchase.

II.	EFFECTIVE DATE AND TERM OF PLAN

A. The Plan shall become effective when adopted by the Board, but no Option granted under the Plan may be exercised, and no Shares shall be issued under the Plan, until the Plan is approved by the Company’s stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board’s adoption of the Plan, then all Options previously granted under the Plan shall terminate and cease to be outstanding, and no further Options shall be granted and no Shares shall be issued under the Plan. Subject to such limitation, the Plan Administrator may grant Options and issue Shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

B. The Plan shall terminate upon the earliest of (i) the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued as vested Shares or (iii) the termination of all outstanding Options in connection with any event described in Article One, Section VI.C.2 or 3. All Grants outstanding at the time of a clause (i) termination event shall continue to have full force and effect in accordance with the provisions of the Grant Instruments evidencing those Grants.

III.	AMENDMENT OF THE PLAN

The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Grants at the time outstanding under the Plan unless the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

IV.	USE OF PROCEEDS

Any cash proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes

V.	WITHHOLDING

A. Required Withholding. The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding (including all federal, state and local taxes) determined by the Plan Administrator to be required by law. Without limiting the generality of the foregoing, the Plan Administrator may, in its discretion, require the Participant to pay to the Company at such time as the Plan Administrator determines the amount that the Plan Administrator deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option or SAR, (ii) the lapsing of any restrictions applicable to any Restricted Shares, (iii) the receipt of a payment in respect of Performance Shares, Dividend Equivalent Rights or Cash Awards or (iv) any other applicable income recognition event (for example, an election under Section 83(b) of the Code). Notwithstanding anything contained in the Plan to the contrary, the Participant’s satisfaction of any tax withholding requirements imposed by the Plan Administrator shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Participant and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Options, SARs, Restricted Shares, Performance Shares or Dividend Equivalent Rights shall be forfeited upon the failure of the Participant to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option or SAR, (ii) the lapsing of restrictions on any Restricted Share (or other income recognition event) or (iii) payments in respect of any Performance Share or Dividend Equivalent Right.

B. Election to Withhold Shares. If the Plan Administrator so permits, a Participant may make a written election to satisfy the Company’s income tax withholding obligation with respect to an Option, SAR, Restricted Shares, Performance Shares or Dividend Equivalent Rights paid in Shares by having Shares withheld by the Company from the Shares otherwise to be received by Participant, or by delivering to the Company previously owned Shares (not subject to restrictions hereunder). In the event that the Plan Administrator permits and the Participant makes such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of an Incentive Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Plan Administrator may, in its discretion, make such arrangements and impose such restrictions as it deems necessary or appropriate. The election must be in a form and manner prescribed by the Plan Administrator and shall be subject to the prior approval of the Plan Administrator.

VI.	REGULATORY APPROVALS

The implementation of the Plan, the granting of any Options under the Plan and the issuance of any Shares (i) upon the exercise of any Option or (ii) under any other Grant shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Options granted under it and the Shares issued pursuant to it.

VII.	NO EMPLOYMENT OR SERVICE RIGHTS

Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

VIII.   MARITAL DISSOLUTION OR SEPARATION

Unvested Options and other Grants under the Plan are intended as incentives to secure the Participant’s future services to the Company and accordingly, to the maximum extent permissible under applicable law, shall not be treated as marital property to be divided between the spouses in connection with marital dissolution or legal separation proceedings except to the extent those Grants are at the time vested.

IX.	FINANCIAL REPORTS

The Company shall deliver a balance sheet and an income statement at least annually to each individual holding an outstanding Option under the Plan, unless such individual is a key employee whose duties in connection with the Company (or any Subsidiary) assure such individual access to equivalent information.

X.	FUNDING OF THE PLAN

The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

ARTICLE FIVE

ISSUANCE OR TRANSFER OF SHARES

I.	REQUIREMENTS FOR ISSUANCE OR TRANSFER OF SHARES

A. Stock Purchase Agreement. The Plan Administrator may require that a Participant execute a Stock Purchase Agreement, with such terms as the Plan Administrator deems appropriate, with respect to any Shares distributed pursuant to the Plan.

B. Limitations on Issuance or Transfer of Shares. No Shares shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Plan Administrator. The Plan Administrator shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to become subject to any agreement by which the stockholders of the Company are generally bound and to comply with such restrictions on his or her subsequent disposition of such Shares as the Plan Administrator shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such Shares may be legended to reflect any such restrictions. Certificates representing Shares issued or transferred under the Plan will be subject to such stop-transfer orders, registration and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

II.	TRANSFERABILITY OF GRANTS

A. In General. Except as provided in Paragraph B below, only the Participant may exercise rights under a Grant during the Participant’s lifetime. A Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative of his or her estate or the person or persons to whom the Grant is transferred pursuant to the Participant’s will or the laws of descent and distribution (“Successor”) may exercise such rights in accordance with the terms of the Plan. A Successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

B. Transfer of Nonqualified Options. Notwithstanding the foregoing, the Plan Administrator may provide in a Grant Instrument that a Participant may transfer Nonqualified Options to family members or other persons or entities according to such terms as the Plan Administrator may determine where the Plan Administrator determines that such transferability does not result in accelerated federal income taxation; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

III.	PURCHASE OF SHARES BY THE COMPANY

A. Right to Purchase. Unless otherwise determined by the Plan Administrator at or after Grant, in the event of the Participant’s termination of Service, the Company shall have the right to repurchase all Shares issued or to be issued to the Participant under the Plan at Fair Market Value as of the date of such termination of Service but not less than the amount paid by the Participant for such Shares. In the event that the Plan Administrator determines in good faith that the Participant has materially breached any non-compete or confidentiality agreement with the Company after termination of Service, the price at which the Company shall have the right to repurchase such Shares shall be equal to the Exercise Price or purchase price paid by the Participant. Any repurchase shall be made in accordance with accounting rules to avoid adverse accounting treatment.

B. Exercise. The Company’s right to repurchase shall be exercisable at any time within one year after the date of Participant’s termination of Service by the delivery of written notice to such effect by the Company to the Participant, his executor, administrator or beneficiaries. Within 30 days after receipt of such notice, the Participant, his executor, administrator or beneficiaries shall deliver a certificate or certificates for the Shares being sold, together with appropriate duly signed stock powers transferring such Shares to the Company, and the Company shall deliver to the Participant, his executor, administrator or beneficiaries the Company’s check in the amount of the purchase price for the Shares being sold.

APPENDIX

The following definitions shall be in effect under the Plan:

1. Board means the Company’s Board of Directors.

2. Cash Award means the amount of cash as may be awarded pursuant to Article Three, Section V.

3. Code means the Internal Revenue Code of 1986, as amended.

4. Committee means a committee of two (2) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

5. Common Stock means the Company’s common stock referred to in the definition of “Shares” below.

6. Company means Fender Musical Instruments Corporation, a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Fender Musical Instruments Corporation which shall by appropriate action adopt the Plan.

7. Dividend Equivalent Rights means the Grant of a right to receive either credits for or payments of amounts based on the dividends declared on Shares, to be credited or paid as of the dividend payment dates, during such term as may be determined by the Plan Administrator.

8. Disability means the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.

9. Employee means an individual who is in the employ of the Company (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

10. Exercise Date means the date on which the Company shall have received written notice of the Option exercise.

11. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

12. Grant means an award under the Plan of any Option, SAR, Restricted Share, Performance Share, Dividend Equivalent Right, or Cash Award.

13. Grant Instrument means any of a Stock Option Agreement, Stock Issuance Agreement or other appropriate instrument which satisfies the Plan requirements by containing relevant terms and conditions of a Grant under the Plan.

14. Incentive Option means an Option which satisfies the requirements of Code Section 422.

15. Misconduct means the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Subsidiary) in a material manner. The foregoing definition shall not be deemed to be a limitation on the acts or omissions which the Company (or any Subsidiary) may consider as grounds for the dismissal or discharge of any Participant or other person in the Service of the Company (or any Subsidiary).

16. 1933 Act means the Securities Act of 1933, as amended.

17. 1934 Act means the Securities Exchange Act of 1934, as amended.

18. 1997 Plan means the Fender Musical Instruments Corporation 1997 Stock Option Plan, effective as of March 1, 1997.

19. Nonqualified Option means an Option not intended to satisfy the requirements of Code Section 422.

20. Option(s) means Incentive Option(s) and Nonqualified Option(s).

21. Participant means any person who receives any Grant under the Plan.

22. Performance Share means the Grant of a right to receive an amount based on the value of a Share, or on such other measurement base as the Plan Administrator deems appropriate, if performance goals established by the Plan Administrator are met.

23. Plan means the Company’s 2001 Equity Compensation Plan, as set forth in this document.

24. Plan Administrator means either the Board or the Committee acting in its capacity as administrator of the Plan.

25. Restricted Shares means Shares subject to a Grant under Article Three, Section I of the Plan.

26. SARs means stock appreciation rights subject to a Grant under Article Three, Section III of the Plan.

27. Service means the provision of services to the Company (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the Option grant.

28. Share means one share of Class B Common Stock of the Company, $.01 par value, and any other stock or security resulting from adjustment thereof as provided herein. All Shares shall be automatically converted into, and all Options shall be automatically exercisable for, shares of Class A Common Stock of the Company, $.01 par value per share, upon the effective date of a registration statement under the 1933 Act pursuant to which shares of Class A Common Stock shall be offered for sale in an underwritten offering. All references herein to Shares mean the Class A Common Stock or the Class B Common Stock, as applicable.

29. Stock Exchange means either the American Stock Exchange or the New York Stock Exchange.

30. Stock Issuance Agreement means the agreement entered into by the Company and the Participant at the time of issuance of Shares pursuant to a Grant under the Plan.

31. Stock Option Agreement means the agreement entered into by the Company and the Participant at the time of issuance of Options pursuant to the Plan.

32. Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

33. Termination of Service means the cessation of Service to the Company, whether voluntary or involuntary, including, by means of death, disability, retirement, discharge, resignation or otherwise.

34. 10% Stockholder means the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or any Subsidiary).